SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement.

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Rule 14a-12.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

ASSURANCEAMERICA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

AssuranceAmerica Corporation

RiverEdge One

Suite 600

5500 Interstate North Parkway

Atlanta, Georgia 30328

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

TO BE HELD OCTOBER 1, 2003

Notice is hereby given that the 2003 Annual Shareholders’ Meeting (the “Annual Meeting”) of AssuranceAmerica Corporation, a Nevada corporation, will be held at our main offices at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, on Wednesday, October 1, 2003, at 10:00 a.m., local time, for the following purposes:

1. Election of Directors. To elect five directors to serve until the 2004 Annual Shareholders’ Meeting;

2. Approval of Amendment to Amended and Restated Articles of Incorporation. To consider and vote on the approval of an Amendment to our Amended and Restated Articles of Incorporation to increase the number of shares of common stock that we are authorized to issue from 60,000,000 to 80,000,000 and to authorize us to issue up to 5,000,000 shares of “blank check” preferred stock; and

3. Other Business. The transaction of such other business as may properly come before the Annual Meeting, including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies.

A plurality of votes cast at the Annual Meeting will be required to elect the five nominees for director. The affirmative vote of holders of a majority of our common stock present in person or represented by proxy and entitled to vote will be required to approve the Amendment to our Amended and Restated Articles of Incorporation. Only shareholders of record at the close of business on August 29, 2003, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Your vote is very important, regardless of the number of shares you own. You are encouraged to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All shareholders of record can vote by using the proxy card. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

By Order of the Board of Directors

/s/ Guy W. Millner	/s/ Lawrence Stumbaugh

Guy W. Millner	Lawrence Stumbaugh
Chairman	President and Chief Executive Officer

Atlanta, Georgia

September             , 2003

ASSURANCEAMERICA CORPORATION

Proxy Statement For 2003 Annual Shareholders’ Meeting

ASSURANCEAMERICA CORPORATION

PROXY STATEMENT FOR

2003 ANNUAL SHAREHOLDERS’ MEETING

VOTING INFORMATION

Purpose

This Proxy Statement is being furnished to you in connection with the solicitation by and on behalf of our Board of Directors of proxies for use at the 2003 Annual Shareholders’ Meeting (the “Annual Meeting”) at which you will be asked to vote upon a proposal to elect five directors to serve until the 2004 Annual Shareholders’ Meeting (see Proposal 1) and a proposal to approve an Amendment to our Amended and Restated Articles of Incorporation to increase the number of shares of common stock that we are authorized to issue from 60,000,000 to 80,000,000 and to authorize us to issue up to 5,000,000 shares of “blank check” preferred stock (see Proposal 2).

The Annual Meeting will be held at 10:00 a.m., local time, on Wednesday, October 1, 2003, at our main offices at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328. This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about September             , 2003.

Proxy Card and Revocation

You are requested to promptly sign, date and return the accompanying proxy card to us in the enclosed postage-paid envelope. Any shareholder who has delivered a proxy may revoke it at any time before it is voted by either electing to vote in person at the Annual Meeting, by giving notice of revocation in writing or by submitting to us a signed proxy bearing a later date, provided that we actually receive such notice or proxy prior to the taking of the shareholder vote at the Annual Meeting. Any notice of revocation should be sent to RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, Attention: Lawrence (Bud) Stumbaugh. The shares of our common stock represented by properly executed proxies received at or before the Annual Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted “FOR” the election of each of the five nominees for director and “FOR” approval of the Amendment to our Amended and Restated Articles of Incorporation. As of the date of this Proxy Statement, we are unaware of any other matter to be presented at the Annual Meeting.

Who Can Vote; Voting of Shares

Our Board of Directors has established the close of business on August 29, 2003, as the record date for determining our shareholders entitled to notice of and to vote at the Annual Meeting. Only our shareholders of record as of the record date will be entitled to vote at the Annual Meeting A plurality of votes cast at the Annual Meeting will be required to elect five directors to serve until the 2004 Annual Shareholders’ Meeting. A plurality means that the nominees who receive the most votes for the available directorships will be elected as directors. Accordingly, the withholding of authority by a shareholder will not be counted in computing a plurality and will have no effect on the results of the election of such nominees. The affirmative vote of holders of a majority of our outstanding common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Amendment to our Amended and Restated Articles of Incorporation.

Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In such cases, those shares will be counted for the purpose of determining if a quorum is present but will not be included in the vote totals with respect to those matters for which the broker cannot vote. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted.

As of the record date, there were 21,779,992 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

The presence, in person or by proxy, of holders of 10% of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum of the shareholders in order to take action at the Annual Meeting. For these purposes, shares of our common stock that are present, or represented by proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any matter.

How You Can Vote

You may vote your shares by marking the appropriate boxes on the enclosed proxy card. You must sign and return the proxy card promptly in the enclosed self-addressed envelope. Your vote is important. Even if you plan to attend the Annual Meeting in person, please return your marked proxy card promptly to ensure that your shares will be represented.

PROPOSAL 1 – ELECTION OF DIRECTORS

Number of Directors

Our Bylaws provide that our Board of Directors will consist of not less than five directors although the Board of Directors may either increase or decrease to not less than three the number of directors from time to time. The number of directors has been set at six by the Board. Our Board of Directors currently consists of five directors, with one vacancy.

Nominees

We have selected five nominees that we propose for election to our Board of Directors. The nominees are: Guy W. Millner, Lawrence (Bud) Stumbaugh, Donald Ratajczak, Quill O. Healey and John E. Cay III. Each of the nominees presently serves on our Board of Directors. It is intended that each proxy solicited on behalf of the Board of Directors will be voted only for the election of designated nominees.

Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors (or to reduce the number of persons to be elected by the number of persons unable to serve), but in no event will the proxy be voted for more than five nominees.

The Board of Directors unanimously recommends that you vote “FOR” each nominee.

Board of Directors

The following table sets forth the names and ages as of August 29, 2003, of the current members of our Board of Directors.

NAME	AGE	POSITION HELD
Guy W. Millner	67	Chairman of the Board of Directors
Lawrence (Bud) Stumbaugh	63	Director
Donald Ratajczak	60	Director
Quill O. Healey	63	Director
John E. Cay III	58	Director

Meetings and Committees of the Board

Our Board of Directors held three meetings during the fiscal year ended March 31, 2003. Each director attended 75% or more of the aggregate number of meetings held by the Board of Directors. Our Board of Directors does not have a standing Audit Committee, Nominating Committee or Compensation Committee. During the fiscal year ended March 31, 2003, the Board of Directors performed the function of a Nominating Committee.

Director Compensation

During the fiscal year ended March 31, 2003, we did not compensate directors for their service on the Board.

Executive Officers

The following table sets forth the name, age and position of each of our executive officers.

Name	Age	Positions Held
Guy W. Millner	67	Chairman
Lawrence (Bud) Stumbaugh	63	President and Chief Executive Officer
Robert J. Cormican	55	Senior Vice President, Chief Financial Officer and Secretary

Our officers are appointed by the Board of Directors and serve until their successors are duly elected and qualified. There are no family relationships among any of our officers or directors.

Biographies of Directors and Officers

Guy W. Millner, age 67, has served as the Chairman of the Board since June 2003. Mr. Millner served as Chairman of AA Holdings, LLC, the predecessor of AssuranceAmerica, our principal operating subsidiary, from 1999 to 2003. From 1961 to 1999, Mr. Millner served as Chairman of Norrell

Corporation, a leading provider of staffing and outsourcing solutions

Lawrence (Bud) Stumbaugh, age 63, has served as our President and Chief Executive Officer and on our Board of Directors since June 2003. He served as President and Chief Executive Officer of AA Holdings, LLC from 1998 to 2003. Prior to joining AA Holdings, LLC, Mr. Stumbaugh was President and Chief Executive Officer of Lawmark International Corporation. Mr. Stumbaugh has served as the President of Sercap Holdings, LLC since June 1997.

Donald Ratajczak, age 60, serves on our Board of Directors. Dr. Ratajczak previously served as the Chairman of our Board of Directors and our Chief Executive Officer from May 2000 to June 2003. From May 2000 to November 2000, Dr. Ratajczak also served as our President. From July 1973 to June 2000, he served as a professor and Director of Economic Forecasting Center at the J. Mack Robinson College of Business Administration at Georgia State University. Dr. Ratajczak also currently serves on the Board of Directors of the following organizations: Crown Crafts, Inc., a textile manufacturing company; T.B.C. Corporation, a tire distribution company, Ruby Tuesday, Inc., a food service company and Regan Holdings, an insurance marketing company He is a consulting economist for Morgan, Keegan & Co., a broker/dealer company and a trustee for C.I.M. High Yield, a bond fund company.

Quill O. Healey, age 63, has served on our Board of Directors since June 2003 and is Managing Partner of Healey Investments, L.P. He retired as Chairman of Marsh, USA in 2001, after serving in that capacity since 1998.

John E. Cay, III, age 58, has served on our Board of Directors since June 2003. He has served as Chairman and Chief Executive Officer of Palmer & Cay, Inc., a risk management and benefits consulting firm, since 1972.

Robert J. Cormican, age 55, has served as our Senior Vice President, Chief Financial Officer and Secretary since June 2003. Mr. Cormican has an extensive background in insurance accounting, with over 25 years of experience. From 2002 through April 2003, Mr. Cormican served as the Senior Vice President and Chief Financial Officer of AA Holdings, LLC. Prior to joining AA Holdings, LLC, Mr. Cormican served as the Vice President of Prudential Property & Casualty Company, from 1997 through 2001. From 1984 through 1997, Mr. Cormican served as the Senior Vice President and Chief Financial Officer of Southern Heritage Insurance Company of Tucker, Georgia, where he played a key role in its initial public offering. Mr. Cormican holds a BBA degree in accounting and an MBA degree in finance.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation we awarded or paid for services rendered during each of the fiscal years in the three-year period ended March 31, 2003, to our Chief Executive Officer and to our most highly compensated executive officers other than the Chief Executive Officer whose annual compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation				Long Term Compensation
Name and Principal Position	Year Ended March 31,	Salary ($)		Bonus ($)		Securities Underlying Options(#)(1)
Donald Ratajczak (2) Chief Executive Officer	2003 2002 2001	$	— — —	$	— — —	12,000 12,000 10,000

Marc J. Schwartz (3) President, Chief Financial Officer, Secretary and Treasurer	2003 2002 2001		$35,000 — —	$	— — 350,000	9,000 9,000 7,500

(1)	Represents options granted under our Stock Option Plan.
(2)	Dr. Ratajczak began serving as Chief Executive Officer in May 2000. Dr. Ratajczak also served as our President from May 2000 to November 2000.
(3)	Mr. Schwartz began serving as an executive officer in May 2000 Effective March 31, 2003, Mr. Schwartz resigned all positions that he held with us.

Option Grants in the Last Fiscal Year

During the fiscal year ended March 31, 2003, we did not grant any stock options to either of the Named Executive Officers.

Year-End Option Values

Neither of the Named Executive Officers exercised any stock options during the fiscal year ended March 31, 2003. The following table provides information regarding the value of exercisable and unexercisable stock options held as of March 31, 2003, by each Named Executive Officer.

	Number of Securities Underlying Unexercised Options at March 31, 2003(#)		Value of Unexercised In- the-Money Options at March 31, 2003 ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Donald Ratajczak	260,000	—	—	—
Marc J. Schwartz (2)	210,000	—	—	—

(1)	The value of unexercised, in-the-money options based on the average of the high and low price of our common stock as of March 31, 2003, which was $0.20.
(2)	Effective March 31, 2003, Mr. Schwartz resigned all positions that he held with us.

PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED

ARTICLES OF INCORPORATION

Our Board of Directors has approved, subject to shareholder approval, an Amendment to our Amended and Restated Articles of Incorporation that increase the number of shares of our common stock that we are authorized to issue from 60,000,000 to 80,000,000 and that authorize us to issue up to 5,000,000 shares of preferred stock. Please read the proposed Amendment attached as Appendix A to this Proxy Statement carefully before you decide how to vote.

Recent Acquisition

On April 1, 2003, our wholly-owned subsidiary AAHoldings Acquisition Sub, Inc., merged with and into AssuranceAmerica Corporation, a Georgia corporation (“AssuranceAmerica”). As a result of this merger, AssuranceAmerica became a wholly-owned subsidiary of us. In connection with this merger, AssuranceAmerica’s shareholders exchanged an aggregate of 19,508,902 shares of AssuranceAmerica common stock, no par value, on a 1-for-1 basis, for the right to receive shares of common stock, $0.01 par value, per share, of our common stock and as a result, the former shareholders of AssuranceAmerica became holders of approximately 89.57% of our outstanding common stock.

Increase in Authorized Shares of Common Stock

Our Board of Directors recommends approving this proposal because it will give our Board of Directors greater flexibility in connection with possible future financing transactions and other proper corporate purposes. Although we are considering a private placement of our common stock in the future, we currently have no arrangements, understandings, agreements or commitments with respect to the issuance of the proposed additional authorized shares of common stock Except as required by applicable law, the authorized but unissued shares of common stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authorization by the shareholders.

Since the issuance of additional shares of common stock may be on a basis that is not proportionate among our current shareholders, the issuance of additional shares will dilute the ownership interest of the existing shareholders. We do not view the Amendment to our Amended and Restated Articles as part of any “anti-takeover” strategy and we are not advancing it as the result of any known effort by any party to accumulate additional shares of our common stock or to obtain voting control of us. The issuance of shares of our common stock under particular circumstances could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for management and the Board to endeavor to impede the attempt by issuing shares of our common stock, thereby diluting or impairing the voting power of the other outstanding shares of common stock and increasing the potential costs to acquire control of us. We may issue new securities without first offering them to shareholders, as the holders of common stock have no preemptive rights.

Authorization of Preferred Stock

The Board of Directors has recommended the Amendment to our Amended and Restated Articles of Incorporation to authorize 5,000,000 shares of preferred stock. The Board believes such action to be in our best interests for the reasons set forth below.

The preferred stock to be authorized is commonly referred to as “blank check” preferred stock (“Blank Check Preferred”) because the preferred stock would have such voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board of Directors may designate for each series issued from time to time. As such, the Blank Check Preferred would be available for issuance without further action by our shareholders, except as may be required by applicable law or pursuant to the requirements of any exchange upon which our securities are then trading.

The Board of Directors believes that the creation of Blank Check Preferred is advisable and in the best interests of us and our shareholders for several reasons. The authorization of the Blank Check Preferred would permit the Board of Directors to issue such stock without shareholder approval and, thereby, provide us with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Blank Check Preferred would enable us to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders’ meeting to approve a contemplated stock issuance.

We do not view the Amendment to our Amended and Restated Articles as part of any “anti-takeover” strategy and we are not advancing it as the result of any known effort by any party to accumulate additional shares of our Blank Check Preferred or to obtain voting control of us. The issuance of shares of Blank Check Preferred under particular circumstances could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for management and the Board to endeavor to impede the attempt by issuing shares of Blank Check Preferred, thereby diluting or impairing the voting power of the other outstanding shares of common stock or Blank Check Preferred and increasing the potential costs to acquire control of us. We may issue Blank Check Preferred without first offering them to holders of our common stock, as the holders of common stock have no preemptive rights.

The actual effect of the issuance of any shares of Blank Check Preferred upon the rights of holders of the common stock cannot be stated until the Board determines the specific rights of the holders of such Blank Check Preferred. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock, or impairing the liquidation rights of the common stock, without further action by the shareholders.

Although we may consider issuing Blank Check Preferred in the future for purposes of raising additional capital in the event we do not seek a private placement of our common stock, we currently have no arrangements, understandings, agreements or commitments with respect to the issuance of the Blank Check Preferred, and we may never issue any Blank Check Preferred.

If the proposed Amendment to our Amended and Restated Articles of Incorporation is approved by our shareholders, it will become effective upon filing it with the Nevada Secretary of State, which filing will be made promptly after the Annual Meeting.

Our Board of Directors recommends that the shareholders vote “FOR” the approval of the Amendment to our Amended and Restated Articles of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our common stock as of August 29, 2003, by:

•	each shareholder that we know owns more than 5% of our outstanding common stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all of our directors and Named Executive Officers as a group.

The following table lists the applicable percentage of beneficial ownership based on 21,779,992 shares of common stock outstanding as of August 29, 2003 Except where noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned		Percentage
Guy W. Millner	16,442,924	(2)	75.50%
Lawrence (Bud) Stumbaugh	2,901,693	(3)	13.32%
Donald Ratajczak	138,000		*
Sercap Holdings, LLC	19,344,617	(4)	88.82%
Directors and executive officers as a group (6 persons)	19,482,617		89.45%

*	Less than 1.0%.
(1)	The address of each beneficial owner is RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328.
(2)	Consists of indirect beneficial ownership by Mr. Millner of 16,442,924 shares of our common stock held by Sercap Holdings, LLC (“Sercap”). Mr. Millner directly owns 80% of the outstanding membership interests in Sercap and indirectly owns an additional 5% of the outstanding membership interests through MI Holdings, Inc, a corporation controlled by Mr. Millner.
(3)	Consists of indirect beneficial ownership by Mr. Stumbaugh of 2,901,693 shares of our common stock held by Sercap. Mr. Stumbaugh owns 15% of the outstanding membership interests in Sercap.
(4)	These shares are also included in Messrs. Millner’s and Stumbaugh’s holdings.

INDEPENDENT AUDITORS

The Board of Directors has appointed Miller Ray & Houser LLP, our current independent auditors, to audit our financial statements for the fiscal year ending December 31, 2003. We do not anticipate that representatives of Miller Ray & Houser LLP will be present at the Annual Meeting.

Eisner, LLP audited our financial statements for the fiscal year ended March 31, 2002. On July 24, 2002, we dismissed Eisner, LLP as our independent auditors. The decision to change accountants was approved by our Board of Directors. The report of Eisner, LLP on our financial statements for the fiscal year ended March 31, 2002 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, but was modified as to uncertainty regarding our ability to continue as a going concern.

In connection with the audit of our financial statements for the fiscal year ended March 31, 2002, there were no disagreements with Eisner, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Eisner, LLP would have caused it to make reference to the matter in its report. We requested Eisner, LLP to furnish us with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements. The letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on July 29, 2002.

Effective August 6, 2002, we engaged Miller Ray & Houser LLP to replace Eisner, LLP as our accounting firm for the fiscal year ended March 31, 2003. There have been no disagreements concerning any matter of accounting principle or financial statement disclosure between us and Miller Ray & Houser LLP.

Fees billed to us by Miller Ray & Houser LLP for the fiscal year ended March 31, 2003 are as follows:

Audit Fees. The aggregate audit fees billed to us by Miller Ray & Houser LLP during the fiscal year ended March 31, 2003 for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-QSB during such year totaled $24,263.

Financial Information Systems Design and Implementation Fees Miller Ray & Houser LLP did not bill us during the fiscal year ended March 31, 2003 for any financial information systems design and implementation services.

All Other Fees. Miller Ray & Houser LLP did not bill us during the fiscal year ended March 31, 2003 for services outside of the audit and review of our financial statements.

Our Board of Directors has determined that the rendering of non-audit services by Miller Ray & Houser LLP is compatible with maintaining the auditors’ independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own beneficially more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of such securities Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, the Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with during the fiscal year ended March 31, 2003.

GENERAL INFORMATION

Shareholder Proposals for 2004 Annual Shareholders’ Meeting

In order to be considered for inclusion in the proxy statement and form of proxy to be used in connection with our 2004 Annual Shareholders’ Meeting, shareholder proposals must be received by our Secretary at our principal offices, located at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, no later than May     , 2004.

For business to be properly brought before the 2004 Annual Shareholders’ Meeting, a shareholder must give timely written notice of the matter to be presented at the meeting to our Secretary. To be considered timely, the Secretary must receive the notice at our principal offices located at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, no later than August             , 2004. Only shareholder proposals that are timely presented in accordance with established procedures will be eligible for consideration at a meeting.

Form 10-KSB/A

Our Annual Report on Form 10-KSB/A for the fiscal year ended March 31, 2003, which was filed with the SEC, is included with this Proxy Statement. Copies of exhibits and documents filed with our Annual Report or referenced therein will be furnished to shareholders of record who make written request therefor to us at RiverEdge One, Suite 600, 5500 Interstate Parkway North, Atlanta, Georgia 30328.

Solicitations of Proxies

We will pay the costs of soliciting proxies. This solicitation is being made by mail, but may also be made by telephone or in person by our officers and employees. We will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

OTHER MATTERS

Our Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our Board of Directors intends that the persons named in the proxy card will vote upon such matters in accordance with their best judgment.

By Order Of The Board Of Directors

/s/ Guy W. Millner	/s/ Lawrence Stumbaugh

Guy W. Millner	Lawrence Stumbaugh
Chairman	President and Chief Executive Officer

September     , 2003

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before the Annual Meeting. If you are a shareholder of record and you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

APPENDIX “A”

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATION

(PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

- REMIT IN DUPLICATE-

1. The name of the Corporation is ASSURANCEAMERICA CORPORATION.

2. The Articles have been amended as follows:

The Corporation’s Amended and Restated Articles of Incorporation are hereby amended by deleting Article IV thereof in its entirety and substituting therefor the following new Article IV:

(a) The Corporation shall have authority to issue Eighty Million (80,000,000) shares of common stock (the “Common Stock”), $0.01 par value per share, all of the same class, and Five Million (5,000,000) shares of preferred stock (the “Preferred Stock”), $0.01 par value per share.

(b) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada to establish from time to time the number of shares to be included in each such series, to increase or decrease the number of shares included in each such series, but not below the number of shares then issued, and to fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) The number of shares constituting that series and the distinctive designation of that series;

(ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

(iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

(vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii) Any other relative rights, preferences and limitations of that series.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:                 .*

4. Officer Signature:

Lawrence Stumbaugh, President and Chief Executive Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

FORM OF PROXY

ASSURANCEAMERICA CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

October 1, 2003

Proxy

This proxy is solicited on behalf of our Board of Directors. The undersigned hereby constitutes and appoints Lawrence (Bud) Stumbaugh and Donald Ratajczak and each of them, the true and lawful attorneys and proxies for the undersigned, to act and vote all of the undersigned’s capital stock of AssuranceAmerica Corporation, a Nevada corporation, at the Annual Meeting of Shareholders to be held at our executive offices at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, at 10:00 a.m. local time on Wednesday, October 1, 2003, and at any and all adjournments thereof, for the purposes of considering and acting upon the matters proposed by AssuranceAmerica Corporation that are identified below. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” all of the nominees listed below and “FOR” the proposal to approve an Amendment to our Amended and Restated Articles of Incorporation.

1.	ELECTION OF DIRECTORS.

Nominees:	Guy W. Millner

   Lawrence (Bud) Stumbaugh

   Quill O. Healey

   Donald Ratajczak

   John E. Cay III

Check One Box	☐ For all nominees listed above (except as marked to the contrary below)	☐ Withhold authority to vote for all nominees listed above

Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the following space provided:

The Board of Directors recommends a vote “FOR” each of the above-named nominees.

2.	PROPOSAL TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION.

FOR [  ]                     AGAINST [  ]                     ABSTAIN [  ]

The Board of Directors recommends a vote “FOR” the above listed proposal.

FOLD AND DETACH HERE

In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or adjournment(s), including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournments thereof, and after notification to our Secretary at the Annual Meeting of the shareholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying our Secretary of his or her decision to terminate this proxy.

The undersigned acknowledges receipt from us prior to the execution of this proxy of a Notice of the Annual Meeting and a Proxy Statement dated September     , 2003.

Dated:                                              , 2003

Signature of Shareholder	Signature of Shareholder

Print Name of Shareholder	Print Name of Shareholder

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.